AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This Amendment No. 2 to Employment Agreement (this “Amendment”) is made as of June 4, 2015, by and between Kindred Biosciences, Inc., a Delaware corporation (the “Company”), and Denise Bevers, an individual and resident of the State of California (the “Executive”), with reference to the following facts:
WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of June 20, 2013 and amended on November 11, 2013 (the “Employment Agreement”), between the parties and pursuant to which Executive serves as the Company’s Chief Operating Officer; and
WHEREAS, the Company and Executive wish to further amend the Employment Agreement in certain respects as provided in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and Executive hereby agree as follows:
1.Definitions. Terms not otherwise defined in this Amendment shall have the meanings attributed to such terms in the Employment Agreement. References in the Employment Agreement and this Amendment to this “Agreement” mean the Employment Agreement as amended by this Amendment and as further amended from time to time as provided in the Employment Agreement.
2.    Amendment. Section 4(c)(ii) of the Employment Agreement is hereby amended to increase the payment to the Executive upon termination by the Company Without Cause or by the Executive with Good Reason from six (6) months of the Executive’s then current Base Salary to twelve (12) months of the Executive’s then current base salary. Section 4(c)(ii) is amended to read in entirety as follows:
(ii) The Company will pay Executive a total amount equal to twelve (12) months of Executive’s then current Base Salary, less applicable taxes and deductions; such payment to be made within 7 days of termination.
3.    No Other Changes to the Employment Agreement. Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first set forth above.

KINDRED BIOSCIENCES, INC.	EXECUTIVE
By: /s/ Richard Chin Richard Chin, President and CEO	/s/ Denise Bevers Denise Bevers

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